SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) - (d) Not applicable.

(e) On August 16, 2007, the Board of Directors of the Corporation, along with its Compensation Committee approved the First Amendment to the ON Semiconductor 2007 Executive Incentive Plan and the First Amendment to the ON Semiconductor Employee Incentive Plan (collectively, “Amendments”) with both sets of changes effective as of January 1, 2008. The Amendments are being made to ensure compliance with Section 409A of the Internal Revenue Code and associated final rules that allow for amendments of this sort in order to comply with Section 409A, which section applies to various types of deferred compensation plans and arrangements.

A copy of the Amendment to the ON Semiconductor 2007 Executive Plan and the Amendment to the ON Semiconductor 2002 Employee Incentive Plan are included as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The above description is qualified in its entirety by reference to the filed Amendments.

(f) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description
10.1	1st Amendment to the ON Semiconductor 2007 Executive Incentive Plan

10.2	1st Amendment to the ON Semiconductor 2002 Employee Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: August 22, 2007	By:	/S/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	1st Amendment to the ON Semiconductor 2007 Executive Incentive Plan

10.2	1st Amendment to the ON Semiconductor 2002 Employee Incentive Plan

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